Exhibit 32(i)
Woodward Governor Company
Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
We hereby certify that the accompanying Report of Woodward Governor Company on Form 10-K for the year ended September 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Woodward Governor Company.

Date:	November 29, 2005	November 29, 2005

	/s/ Thomas A. Gendron Thomas A. Gendron President and Chief Executive Officer	/s/ Robert F. Weber, Jr. Robert F. Weber, Jr. Chief Financial Officer and Treasurer
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Woodward and will be retained by Woodward and furnished to the Securities and Exchange Commission or its staff upon request.